UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2019

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Watertown, Massachusetts		02472
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TTPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 29, 2019, Tetraphase Pharmaceuticals, Inc. (“Tetraphase” or the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a healthcare focused institutional investor (the “Purchaser”), pursuant to which the Company agreed to sell, in a registered direct offering priced at-the-market, (i) 300,000 shares of common stock and accompanying warrants to purchase an aggregate of 300,000 shares of common stock (the “Common Stock Warrants”), and (ii) pre-funded warrants to purchase up to an aggregate of 1,830,493 shares of common stock (the “Pre-Funded Warrant”) and accompanying Common Stock Warrants to purchase an aggregate of 1,830,493 shares of common stock. Each share of common stock and accompanying Common Stock Warrant are being sold together at a combined price of $3.755, and each Pre-Funded Warrant and accompanying Common Stock Warrant are being sold together at a combined price of $3.745. The offering is expected to close on or about November 1, 2019, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are approximately $8.0 million. The Company intends to use the net proceeds from the offering for the commercialization of Xerava as well as for working capital and other general corporate purposes.

Each Pre-Funded Warrant will have an exercise price per share of common stock equal to $0.01 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance until all of the Pre-Funded Warrants are exercised in full. Each Common Stock Warrant will be immediately exercisable and will have an exercise price per share of common stock equal to $3.62 and will expire five years from the date of issuance. The Pre-Funded Warrant and the Common Stock Warrant each provide that (1) the Company may not effect the exercise any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, (a) the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, or (b) the combined voting power of the Company’s securities beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of such warrants, and (2) that such warrants may not be exercised to the extent that such exercise would result in the Purchaser and its affiliates beneficially owning more than 19.99% of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the Common Stock Warrants and Pre-Funded Warrants held by them).

In addition, in certain circumstances, upon a fundamental transaction, the holder of Common Stock Warrants will have the right to require us to repurchase such warrants at their fair value using the Black Scholes option pricing formula; provided that (1) such holder may not require us or our successor entity to repurchase such warrants for the Black Scholes value in connection with a fundamental transaction that is not approved by our board of directors, and therefore not within our control, and (2) in the event that the alternate consideration payable to holders of the Company’s common stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of the warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula.

The securities are being issued pursuant to an effective registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) on January 25, 2018 (File No. 333-222699), and a base prospectus and prospectus supplement thereunder.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchaser, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a letter agreement dated as of September 29, 2019, as amended, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the offering. The Company has agreed to pay Wainwright 7.0% of the aggregate gross proceeds in the offering. The Company also agreed to reimburse Wainwright for certain expenses in connection with the offering in an aggregate amount not to exceed $145,000.

The foregoing descriptions of the terms of the Purchase Agreement, Pre-Funded Warrants and Common Stock Warrants are each qualified in its entirety by reference to the Purchase Agreement, form of Pre-Funded Warrant and form of Common Stock Warrant, which are attached as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP relating to the securities is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

The full text of the press release announcing the pricing of the registered direct offering on October 30, 2019 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company believes, based on its current operating plan, that its existing cash and cash equivalents, its projected revenues from sales of Xerava, together with the proceeds from the offering, will be sufficient to fund its operations into the third quarter of 2020. The Company will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources to fund its operations beyond such time. In light of its limited cash resources, the Company may also determine to explore strategic alternatives to maximize stockholder value, including the potential sale or merger of the Company or its assets.

The Company has based its projections of operating capital requirements and revenues on assumptions that may prove to be incorrect, and it may use all of its available capital resources sooner than it expects. However, because of the numerous risks and uncertainties associated with the commercialization of pharmaceutical products such as Xerava, the Company’s estimates of its operating capital requirements may be incorrect. If the Company is are unable to raise capital when needed or if its product revenue does not meet its current projections, or if the Company determines to explore strategic alternatives but is unable to consummate such a transaction or transactions on a timely basis or at all, the Company could be forced to significantly scale back or discontinue the commercialization of Xerava and reduce other expenditures, seek collaborators at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available, and relinquish or license, potentially on unfavorable terms, its rights to Xerava and its other product candidates. In addition, in such circumstance, the Company would consider seeking protection under the bankruptcy laws in order to continue to pursue potential transactions and conduct a winddown of the Company. If the Company decides to seek protection under the bankruptcy laws, the Company would expect that it would file for bankruptcy at a time that is significantly earlier than when it would otherwise exhaust its cash resources.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K about Tetraphase that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause Tetraphase’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements Tetraphase makes. Important factors that may cause or contribute to such differences include fluctuations in Tetraphase’s stock price, the anticipated use of the proceeds of the registered direct offering, Tetraphase’s ability to satisfy customary closing conditions related to the registered direct offering and consummate the offering, and such other factors as are set forth in the risk factors detailed from time to time in Tetraphase’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in Tetraphase’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019 and the final prospectus supplement to be filed in connection with the registered direct offering under the heading “Risk Factors.” You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent Tetraphase’s views only as of today and should not be relied upon as representing Tetraphase’s views as of any subsequent date. Tetraphase disclaims any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Stock Warrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Form of Securities Purchase Agreement, dated October 29, 2019, between the Company and the Purchaser

99.1	Press Release issued by Tetraphase Pharmaceuticals, Inc., dated October 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAPHASE PHARMACEUTICALS, INC.

	By:	/s/ Maria Stahl
Date: October 30, 2019		Maria Stahl
Chief Business Officer and General Counsel